Indicative Terms	Exhibit 99.1

CONFIDENTIAL

SUBJECT TO FRE 408 – FOR DISCUSSION PURPOSES ONLY

PRELIMINARY AND SUBJECT TO MATERIAL CHANGE

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Set forth below are indicative terms (the “Indicative Terms”) regarding a potential restructuring of Chaparral Energy, Inc. and its affiliated debtors in possession (collectively, the “Company”).  The Indicative Terms reflect a non-binding summary of certain acceptable terms among (a) certain members of a steering committee of the Company’s prepetition secured lenders (such steering committee, with all other prepetition secured lenders, the “Prepetition Lenders”) and (b) certain members of an ad hoc committee of holders of the Company’s unsecured notes (the “Noteholders”).  The Indicative Terms do not contain all of the terms, conditions, and approvals that are applicable to a restructuring of the Company.  Any definitive agreement with respect to any such restructuring, in full or in part, if reached among the Prepetition Lenders and the Noteholders (with or without the support of  the Company), is subject to, among other things, requisite parties’ and court approvals, due diligence, and negotiation, execution of definitive documentation acceptable to the Prepetition Lenders and Noteholders.

Summary of Key Exit Facility Terms:
	RBL	Term Loan
Size	•$225 million	•$150 million
Priority	•1st Out(1)	•2nd Out(1)
Interest Rate	•L + 300-400	•L + 775 bps (1% Floor)
Unused Line Fee	•50 bps	•N/A
Upfront Fee	•50 bps	•50 bps
Tenor	•4-year	•4-year
Other	•First redetermination: Spring of 2018	•Amort Schedule: 1% / 1% / 3% / 5%
Financial Covenants
Current Ratio	•≥1.0x •Current Assets include undrawn amount on RBL; Current Liabilities exclude all RBL and TL obligations
Total Leverage	•Gross Leverage ≤ 3.5x
Asset Coverage	•Asset Coverage ≥ 1.35x (cash netting of up to $37.5 million permitted)
Minimum Liquidity	•$100 million at closing •$25 million thereafter, tested quarterly
Other

[1]	RBL cannot be refinanced without refinancing Term Loan

US 4657562v.6

Indicative Terms	Exhibit 99.1

CONFIDENTIAL

SUBJECT TO FRE 408 – FOR DISCUSSION PURPOSES ONLY

PRELIMINARY AND SUBJECT TO MATERIAL CHANGE

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Summary of Key Exit Facility Terms:
	RBL	Term Loan
New Money	•$50 million rights offering backstopped by Noteholders or such other equity investment that is acceptable to the Prepetition Lenders and Noteholders
Hedge Program	•Year 1: >80%; Year 2: >60%; Year 3: >40% of PDP, with maximum limits TBD.
Security

•First priority perfected liens on at least 95% of the PV-9 of proved oil and gas reserves (including title on 90% of the PV-9)

•Pledge of substantially all personal property of the Company (including cash pursuant to DACAs)

•PV-9 to be determined using Administrative Agent’s price deck

•Payment priority waterfall in respect of all amounts for RBL (1st out) and Term Loan (2nd out) as set forth above

•Obligations under hedges entered into with RBL Lenders (including those entered into pursuant to the approved hedging program discussed below) will be secured on a pari passu basis with the RBL on and after the effective date of the plan

Other terms	•Subject to definitive documentation.

Summary of Other Key Restructuring Terms:
Cash Collateral Order/Hedging

•Agreed form of cash collateral order  to bridge to plan effective date

•Existing RBL to be paid interest at the Alternate Base Rate (currently 3.5%) plus the Applicable Margin (currently 1.5%) during the chapter 11 cases

•Prepetition Lenders will agree, pursuant to the Plan Support Agreement (defined below) and as part of the plan, to waive any claim for default interest or against amounts of default interest  reserved therefor (all of which shall be released to the Company on the plan effective date)

•Shall authorize payment of fees and expenses of the advisors to the ad hoc group of Noteholders by the Company on a current basis, including any accrued amounts

•Prepetition Lenders and Noteholders to support Bankruptcy Court approval and implementation of hedge program acceptable to the Company, Prepetition Lenders (including those acting in their capacity as required hedging counterparties), and Noteholders, to be implemented on a first lien/superpriority basis until the effective date of the plan immediately following approval by the Bankruptcy Court of an acceptable plan support agreement (the “Plan Support Agreement”)

US 4657562v.6

Indicative Terms	Exhibit 99.1

CONFIDENTIAL

SUBJECT TO FRE 408 – FOR DISCUSSION PURPOSES ONLY

PRELIMINARY AND SUBJECT TO MATERIAL CHANGE

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Summary of Other Key Restructuring Terms:
Plan Terms

•Prepetition Lenders will support confirmation of a plan of reorganization, the terms of which are supported by Noteholders (including, without limitation, with respect to treatment of claims, MIP, and compensation to other creditors and stakeholders), so long as such plan incorporates the Summary of Key Exit Facility Terms and the exchange of all claims of the Noteholders for common equity interests in the reorganized Company, provided that other plan terms and definitive documentation are acceptable to the Prepetition Lenders, and all pursuant to the Plan Support Agreement that is acceptable to the Noteholders and Prepetition Lenders

•Post-effective date management team to be proposed by the Noteholders and reasonably acceptable to the Prepetition Lenders

Exclusivity

•Prepetition Lenders and Noteholders to work cooperatively with the Company to facilitate the prompt negotiation and filing of a Plan Support Agreement and plan reflective of the Indicative Terms by no later than October 13, 2016

•In the event the Company fails to timely negotiate or file such Plan Support Agreement and plan, Prepetition Lenders and Noteholders agree to work cooperatively to negotiate next steps acceptable to the Prepetition Lenders and Noteholders, including whether (but with no obligation and all rights reserved) to oppose an extension of, or to terminate, the Company’s exclusive period to file and solicit acceptance of a Plan under the Bankruptcy Code, and provided that a Plan Support Agreement acceptable to the Noteholders and Prepetition Lenders has been approved by the Bankruptcy Court

US 4657562v.6